Dated:     August 16, A.D. 1961



                               PROVINCE OF ONTARIO
                               -------------------




                                 LETTERS PATENT
                                 --------------

                                  Incorporating

                            SOCK FIBERGLASS (CANADA)
                            ------------------------
                                     LIMITED
                                     -------


RECORDED  this  7th
day  of  Sept.  A.D.  1961
as  Number  62
in  Liber  1070


                               "Grace C. Dunsford"

                                Grace C. Dunsford
                                -----------------
                               Recording Officers
                               ------------------
                         Procincial Secretary's Offices,
                                Toronto, Ontario.


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                               PROVINCE OF ONTARIO
                               -------------------


BY  THE  HONOURABLE
-------------------

                                  JOHN YAREMKO
                                  ------------


PROVINCIAL  SECRETARY  AND MINISTER OF CITIZENSHIP TO ALL TO WHOM THESE PRESENTS
--------------------------------------------------------------------------------
SHALL  COME
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GREETING

WHEREAS     The  Corporations  Act  provided  that  with  the exceptions therein
-------
mentioned  the Lieutenant Governor may in his discretion by letters patent issue
-----
a Charter to any number of persons not fewer than three of twenty one or more years of age who apply therefore constituting them and any others who become shareholders or members of the corporation thereby created a corporation for any of the objects to which the authority of the Llegislature extends;
AND WHEREAS by the said Act it is further provided that the Provincial Secretary
-----------
may in his discretion and under the seal of his office have use exercise and enjoy any power right or authority conferred by the said act of the Lieutenant Governor;
AND  WHEREAS  by  their Application in that behalf the persons herein named have
------------
applied  for  the issue of a Charter constituting them a corporation for the due
--
carrying  out  of  the  undertaking  hereinafter  set  forth;
AND  WHEREAS it has been made to appear that the said persons have compiled with
------------
the conditions precedent to the issue of the desired Charter and that the said undertaking is within the scope of the said Act;

AND  WHEREAS  by the Department of the Provincial Secretary and Citizenship Act,
------------
1961-1961,  it  is  provided  that  the  Provincial  Secretary  and  Minister of
Citizenship may exercise the powers that were conferred on the Provincial Secretary at the time the said Act came into force;
     NOW  THEREFORE KNOW YE that under the authority of the hereinbefore in part
     ----------------------
recited  Acts  I  DO  BY  THESE  LETTERS  PATENT  issue a Charter to the persons
               ---------------------------------
herinafter named that is to say : Archibald Burnside Whitelaw, of the Township of Etobicoke in the County of York and Providence of Ontario, Solicitor; Charles Harold Walker, Homer Douglas Wilkins and Robert Dean Poupore, all of the city of Toronto, in the said County of York, Solicitiors; William Maitland, Macintosh, Solicitor, and Russell Lorne McDonnell, Accountant, both of the Township of North York in the said County of York, Solicitor, constituting them and any others who become shareholders of the Company hereby created a company under the name of

     SOCK  FIBERGLAS  (CANADA)  LIMITED
     ----------------------------------

For  the  following  objects,  that  is  to  say:

(a)     TO  manufacture,  sell  and  deal  in  fiberglass,  metallic and plastic
        --
substances of every kind and description and articles made in whole or in part from fiberglass, metals, plastic, or any similar materials or any combination thereof, and

(b)     TO  carry  on  any  or all lines of business as manufactures, producers,
        --
merchants, wholesale, and retail and importers and exporters generally without limitation as to class of products and merchandise;


THE  AUTHORIZED  CAPITAL  of  the  company  to be divide into one million shares
------------------------
without  par  value;  provided  that  the  shares  shall  not  be  issued  for a
-----
consideration  exceeding  in  amount  or value the sum of two million dollars or
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such  greater amount as the board of directors of the company deems expedient on
---
payment to the treasurer of Ontario of the fees payable on such greater amount and on issuance by the provincial secretary of a certificate of such payment;

THE  HEAD  OFFICE  of the company to be situate at the said city of Toronto; and
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THE  FIRST  DIRECTORS of the company to the Archibald Burnside Whitelaw, Charles
---------------------
Harold Walker, William Maitland Macintosh, Homer Douglas Wilkins, Russell Lorne McDonnell, Harry Fitzgerald Kimber and Robert Dean Poupore hereinbefore mentioned.

GIVEN  under  my  hand  and  Seal  of  office at the City of Toronto in the said
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Providence  of  Ontario this sixteenth day of August in the year of Our Lord one
-----
thousand  nine  hundred  and  sixty  one.

(Seal)
The  Secretary  for  the
"John  Yaramko"
Providence  of  Ontario.

John  Yaramko,
                                   Provincial  Secretary  and
                                   --------------------------

Minister  of  Citizenship
-------------------------

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